EXHIBIT 10.29

AMENDED AND RESTATED PURCHASE AGREEMENT

This Amended and Restated Purchase Agreement (this “Agreement”) is entered into as of October 26, 2005 by and between PHOENIX LIFE INSURANCE COMPANY, a New York corporation (“Seller”), and EDGEMERE CAPITAL, LLC, a Delaware limited liability company (“Buyer”).

RECITALS

A.

Seller is the owner of limited partnership or membership interests (collectively, the “Rights”) in the funds as set forth in that certain letter of intent between Seller and an affiliate of Buyer dated June 15, 2005 (collectively, the “Funds” and each a “Fund”). The limited partnership or operating agreements of each of the Funds, as amended, are each referred to as an “Operative Agreement” and are referred to collectively as the “Operative Agreements”.

B.

Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Rights; provided, however, that if, with respect to any Right, consent to the sale thereof cannot be obtained from the Manager (as hereinafter defined) of the applicable Fund in order to permit the consummation of such sale then, subject to the terms and conditions hereof, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the economic entitlements in respect of such Right relating to such non-consenting Fund (such rights are more particularly set forth in Section 3(c) below and are referred to herein, collectively, as the “Entitlements”); provided further, however, that not more than 50% of the aggregate net asset value of the Interests (determined as of December 31, 2004) shall be comprised of Entitlements.

C.

The purchase price for the Rights and the Entitlements (collectively, the “Interests”) shall be as set forth herein and the sale thereof shall be consummated in a total of up to two closings occurring on not more than two closing dates occurring on or prior to March 31, 2006 (the first of such closing dates is referred to herein as the “First Closing Date” and the second of such closing dates is referred to herein as the “Second Closing Date” and the First Closing Date and Second Closing Date are referred to herein, collectively, as

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the “Closing Dates” and individually as a “Closing Date”) upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained the parties hereto, intending to be legally bound, agree as follows:

AGREEMENT

1.	Sale of the Interests.
a.

On the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell, assign and transfer to Buyer all of Seller’s right, title and interest in the Rights for an aggregate purchase price equal to U.S. $152,378,512 (the “Base Purchase Price;” the Base Purchase Price is the aggregate of the “base purchase prices” to be agreed upon by Buyer and Seller on or as of each Closing Date with respect to each of the Rights subject to such Closing Date). In addition to the Base Purchase Price with respect to the Rights being conveyed on a Closing Date, the Buyer shall pay to Seller an amount equal to the result of the following (or if such result is negative, the Buyer shall be permitted to offset such negative amount against the Base Purchase Price): the sum of (A) the aggregate amount of all capital calls in respect of the Rights funded by Seller for the period beginning on or after December 31, 2004 (the “Reference Date”), and ending on the applicable Cut-Off Date for such Closing Date (“Post-Reference Date Funded Capital Calls”), plus (B) the aggregate amount of all management fees (the “Management Fees”) due and payable on or after the Reference Date in respect of the Rights funded by Seller for the period beginning on or after the Reference Date and ending on the applicable Cut-Off Date for such Closing Date (without double-counting for any amounts funded by Seller pursuant to clause (A) of this Section 1(a)) and allocable to the period of time on or after the Reference Date (“Post-Reference Date Funded Management Fees”), less (C) the aggregate value of all distributions received by Seller in respect of the Rights for the period beginning on or after the Reference Date and ending on the applicable Cut-Off Date for such Closing Date (the “Post-Reference Date Received Distributions”)

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and less (D) the aggregate amount of all accrued and unpaid (including suspended or otherwise deferred) Management Fees in respect of the Rights funded by Seller for the period beginning on or after the Reference Date and ending on the applicable Cut-Off Date for such Closing Date and allocable to the period of time prior to the Reference Date (“Pre-Reference Date Funded Management Fees”)(the Post-Reference Date Funded Capital Calls in clause (A), the Post-Reference Date Funded Management Fees in clause (B), the Post-Reference Date Received Distributions in clause (C) and the Pre-Reference Date Funded Management Fees in clause (D) of this Section 1(a) shall collectively be referred to as the “Base Closing Adjustments”). Base Closing Adjustments may be in respect of other periods as indicated below.

The Base Closing Adjustments, as of the First Closing Cut-Off Date (as defined below), will be the collective results of the following: the Post-Reference Date Funded Capital Calls in respect of the First Closing Cut-Off Date with respect to each of the Rights subject to the First Closing Date; the Post-Reference Date Management Fees in respect of the First Closing Cut-Off Date with respect to each of the Rights subject to the First Closing Date; the Post-Reference Date Received Distributions in respect of the First Closing Cut-Off Date with respect to each of the Rights subject to the First Closing Date; the Pre-Reference Date Funded Management Fees in respect of the First Closing Cut-Off Date with respect to each of the Rights subject to the First Closing Date.

The Base Closing Adjustments, as of the Second Closing Cut-Off Date (as defined below), will be the collective results of the following: the Post-Reference Date Funded Capital Calls in respect of the Second Closing Cut-Off Date with respect to each of the Rights subject to the Second Closing Date; the Post-Reference Date Management Fees in respect of the Second Closing Cut-Off Date with respect to each of the Rights subject to the Second Closing Date; the Post-Reference Date Received Distributions in respect of the Second Closing Cut-Off Date with respect to each of the Rights subject to the Second Closing Date; the Pre-Reference Date Funded Management Fees in respect of the Second Closing

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Cut-Off Date with respect to each of the Rights subject to the Second Closing Date.

b.

For purposes of determining the First Closing Base Closing Adjustments and Second Closing Base Closing Adjustments, the “value” of any Post-Reference Date Received Distributions of securities or other property received by Seller from a Fund with respect to Rights subject to the First Closing (as defined below) or the Second Closing (as defined below), as the case may be, shall be the value assigned to such securities or other property as of the date of notification of such distribution by the general partner, managing member or other entity in control (the “Manager”) of the Fund distributing such securities or other property, or, if no value is assigned by such Manager, the value shall be determined by such Manager as determined pursuant to the Operative Agreements of the Fund distributing the securities or other property.

2.

Assumption of Obligations. Effective on the applicable Closing Date with respect to the Rights being sold to Buyer on such Closing Date, Buyer agrees to assume Seller’s obligations with respect to unfunded capital commitments relating to such Rights arising under the related Operative Agreements and to agree to be obligated as set forth below to Seller with respect to the unfunded capital commitments relating to Rights in respect of which Entitlements are being sold to Buyer on such Closing Date (collectively, the “Unfunded Commitments”). It is the intent of Seller that Seller shall be released from all of its obligations under the Operative Agreements relating to the Rights being sold hereunder to Buyer, except as otherwise specified in this Agreement, and provided further that Seller shall provide a funding facility for the payment of such Unfunded Commitments pursuant to and in accordance with a separate agreement between Seller and Buyer (the “Funding Agreement”). It is the intent of the parties hereto that Buyer shall be obligated to provide funding to Seller, on and after the Closing Date of each Entitlement sold hereunder to Buyer, for all of Seller’s funding obligations with respect to Unfunded Commitments relating to each such Entitlement, except as otherwise

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specified in this Agreement, and provided further that the Funding Agreement shall be available to fund such obligations pursuant to the terms thereof. Notwithstanding the preceding sentence, except for Unfunded Commitments (which are being assumed by Buyer as provided above with respect to Rights purchased hereunder by Buyer or for which Buyer is obligated to Seller to fund the same to Seller with respect to Entitlements purchased hereunder by Buyer), Buyer is not, directly or indirectly, assuming, and shall not in any way be or become responsible for, any liabilities of Seller arising under or relating to the Operative Agreements which arise, directly or indirectly, out of (i) events occurring prior to the Closing Date on which such any Right or Entitlement is purchased by Buyer hereunder, including, without limitation, any obligation to disgorge, in whole or in part, or otherwise reimburse, refund or pay to any of the Funds or any other person, any distributions received by or for the account of Seller (except for, with respect to any Right or Entitlement, any such disgorgement, reimbursement, refund or payment relating to any distribution received by Seller on or after the Reference Date and on or prior to the applicable Closing Date and which constitutes a Base Closing Adjustment), whether or not such liabilities are known or unknown as of the applicable Closing Date, (ii) Seller’s transfer of the Interests to Buyer, (iii) the inaccuracy of any representation or the breach of any covenant, warranty or agreement made by Seller in this Agreement or in any document or certificate delivered at a Closing or made by Seller in any of the Fund Documents (as hereinafter defined), (iv) any tax liabilities of Seller, including liability for taxes attributable to income or losses allocated to Seller, or distributions paid or received by Seller, on or in respect of any of the Interests (other than any such income or losses allocated to Buyer as contemplated in Section 9 below and liability for taxes with respect thereto, other than any such distributions paid to Buyer pursuant to Section 12 below and other than with respect to Buyer’s undertakings under Section 3(c) hereof with respect to Entitlements), or (v) any obligations of Seller to make future contributions or payments to a Fund pursuant to Section 17-607 of the Delaware Revised Uniform Limited Partnership Act or Section 18-607 of the Delaware Limited Liability Company Act (collectively, the “Delaware Act”) or any comparable provision of any other applicable law in respect of distributions or payments made on or prior to the applicable Closing Date to Seller (other than obligations that relate to any distribution received by Seller on or after the Reference

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Date and prior to and including such Closing Date which constitutes a Base Closing Adjustment).

3.	Representations and Warranties of Seller. In order to induce Buyer to enter into the transaction contemplated by this Agreement, Seller hereby represents and warrants to Buyer as follows:
a.

Ownership of Interests. On the date hereof Seller is the legal and beneficial owner of the Rights, and, on each Closing Date, the Seller will be the legal and beneficial owner of the Rights and Entitlements being sold on such date, free and clear of any and all liens, pledges, encumbrances, charges or claims of any kind (except, in the case of the Rights, Buyer will be subject to the terms of the Fund Documents applicable to Buyer as a continuing Limited Partner after the applicable Closing Date, and, in the case of the Entitlements, Buyer will be subject to the continuing terms of this Agreement and Buyer shall have no rights under the Fund Documents with respect to any Entitlements purchased hereunder). As of the date hereof, Seller is not in default with respect to the Rights, including, without limitation, under the Fund Documents. Except as otherwise expressly qualified or set forth herein, all schedules attached hereto are true and correct in all respects as of the date hereof. The Post-Reference Date Funded Capital Calls made, the Post-Reference Date Received Distributions received by Seller, the Post-Reference Date Funded Management Fees and Pre-Reference Date Funded Management Fees paid, and the disgorgements made by Seller on or after the Reference Date (“Post-Reference Date Disgorgements”) through the applicable Cut-Off Date with respect to the Rights will be set forth in the Initial Adjustments to be delivered in respect of such Cut-Off Date for the Rights which are the subject of such Cut-Off Date, as hereinafter provided.

b.	Existence. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.
c.	Transfer. Upon the sale and transfer on a Closing Date of Rights to Buyer in accordance with the terms of the relevant Operative Agreement and receipt by

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Seller of payment therefor in accordance with this Agreement, Buyer will acquire good and valid title to such Rights free and clear of all liens, pledges, encumbrances, charges or claims of any kind whatsoever (except that Buyer will be subject to the terms of the Fund Documents applicable to Buyer as a continuing Limited Partner after the applicable Closing Date) and, subject to receipt of the Required Consents (as defined below in Section 3(e)), the performance by Buyer of its undertakings under Section 5(b) hereof and the satisfaction of the conditions in Section 6(b) hereof, will be admitted directly as a substituted limited partner, member or other appropriate equity holder (collectively, a “Limited Partner”) of the Funds related to such Rights.

(Buyer and Seller hereby agree that, if, for any reason with respect to any Right, the Required Consents cannot be obtained in order to sell such Right to Buyer as contemplated herein and to make Buyer a Limited Partner in the Fund related to such Right, then Seller shall, to the extent permitted by the applicable Fund Documents of such Fund, transfer to Buyer, against receipt by Seller of payment therefor in accordance with this Agreement, good and valid title to the following economic entitlements and rights relating to such Right free and clear of all liens, pledges, encumbrances, charges or claims of any kind whatsoever and subject to the following obligations and undertakings of Buyer and Seller with respect thereto: (i) the right of Buyer to receive from Seller, and the obligation of Seller to pay or deliver to Buyer, all distributions of cash or property made by the related Fund and received by Seller after the applicable Closing Date in respect of such Right without set-off, deduction or diminution of any kind, provided that (A) Buyer shall be obligated to disgorge, reimburse, refund or repay any such distributions to Seller upon its written demand if Seller is required to disgorge, reimburse, refund or repay the same to the related Fund, and (B) Buyer enters into any agreements with respect to property distributions as Seller may reasonably require in order for Seller to comply with applicable transfer restrictions, agreements and Fund Documents of the related Fund, (ii) the right of Buyer to direct the Seller how to vote such Right on any issue as to which the related Fund solicits the view of the holders of its partnership or other membership interests,

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(iii) the obligation of Buyer to pay to Seller any capital calls in respect of such Right payable after the applicable Closing Date for purposes of Seller’s funding the same to the related Fund, (iv) the obligation of Buyer to pay to Seller any Management Fees or other costs and expenses required to be paid by Seller to the related Fund in respect of such Right, and (v) the right of Buyer to obtain reports, financial information or other confidential information in respect of the related Fund or the investments of the related Fund only to the extent the same can be given to Buyer by Seller without violating the terms and conditions of the Fund Documents of the related Fund. Anything contained herein to the contrary notwithstanding, Seller shall not be required to sell any Entitlement hereunder if (A) such sale shall not result in an accounting or tax treatment with respect to the Right related to such Entitlement as would have been afforded Seller if such Right had been sold as otherwise contemplated hereunder or (B) such sale would have other materially negative economic or regulatory effects on Seller.)

Upon the sale and transfer on a Closing Date of Entitlements to Buyer in accordance with the terms set forth above and otherwise in this Agreement, Buyer will acquire good and valid title to such Entitlements free and clear of all liens, pledges, encumbrances, charges or claims of any kind whatsoever (other than as provided for in the paragraph immediately above).

d.

Execution and Effect of Agreement. Seller has the requisite corporate power and authority to enter into this Agreement and the other Transaction Documents (as defined below in this Section 3(d)) and to carry out the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents by Seller and the consummation of the transactions contemplated hereby and thereby by Seller have been duly authorized by all necessary action of Seller. This Agreement constitutes, and each other Transaction Document when executed and delivered will constitute, the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. As of the date hereof and as of each Closing Date, the value of the assets owned by Seller (excluding the Interests) does and will exceed Seller’s

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liabilities, including all contingent liabilities of Seller to the extent such contingent liabilities are likely to become non-contingent within one year after each Closing Date. For purposes of this Agreement, “Transaction Documents” shall mean this Agreement, the Funding Agreement, and all documents pertaining to the transaction contemplated by this Agreement, including without limitation all documents pertaining to (i) the transfer of the Interests to Buyer on a Closing Date and (ii) all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith.

e.

Restrictions; Consents. The execution, delivery and performance of this Agreement and the other Transaction Documents by Seller and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach of any term or provision of, or constitute a default or violation under, the charter documents of Seller, any agreement to which Seller is a party or by which Seller or the Interests are bound or affected (subject to the Required Consents, as defined below), or any statute, or any order, rule, regulation, writ, injunction or decree of any court or government authority having jurisdiction over Seller or the Interests. As of the date hereof, Schedule A hereto lists all consents, approvals, authorizations and orders of, or other actions by or filings with, any person necessary for the due and valid execution, delivery and performance by Seller of this Agreement and the other Transaction Documents (the “Required Consents”).

f.

No Lawsuits. As of the date hereof, there is no lawsuit, proceeding or investigation pending or, to the knowledge of Seller, threatened against Seller that would prevent or delay consummation of the transaction contemplated hereby or by the other Transaction Documents or that would adversely affect the Interests or Buyer’s ability to acquire the Interests as provided for herein. As of the date hereof, there is no action or suit by Seller pending or threatened against others relating to the Interests or any of the Funds. As of the date hereof, to the knowledge of Seller, no claim for indemnification has been made against Seller

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by any indemnified person under any Operative Agreement nor, to the knowledge of Seller, does any basis exist for the assertion of any such claim.

g.

Transferability. The Rights are transferable to Buyer pursuant to this Agreement and the Operative Agreements subject to the satisfaction of the covenants and conditions set forth in Sections 5(b) and 6(b) hereof and receipt of all Required Consents; provided, that the Rights have not been registered under the Securities Act of 1933, as amended (the “Act”), or any other securities laws and after assignment to Buyer pursuant hereto the Rights will be subject to the transfer restrictions contained in the respective Operative Agreements and any applicable federal and state securities laws. To the extent that Required Consents are not available with respect to any of the Rights to be conveyed hereunder and the Fund Documents do not otherwise restrict nominal ownership of Rights or legal ownership of Rights for benefit of other persons, there is no consent required, or restriction imposed, on any party in connection with the conveyance of the Entitlement relating to such Right as herein contemplated. The Entitlements have not been registered under the Securities Act of 1933, as amended (the “Act”), or any other securities laws and after assignment to Buyer pursuant hereto the Entitlements will be subject to the transfer restrictions contained herein and in any applicable federal and state securities laws.

h.

Capital Contributions. As of the date hereof, all capital contributions (“Capital Contributions”) and Management Fees attributable to the Rights that were due from Seller since its acquisition of the Rights have been made to the Funds (or paid in accordance with their direction). As of each Closing Date, all Capital Contributions and Management Fees attributable to the Interests being sold to Buyer on such Closing Date that was due from Seller after the date hereof and on or prior to such Closing Date will have been made to the Funds (or paid in accordance with their direction).

i.	Intentionally Omitted.

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j.

Fund Documents. “Fund Documents”shall mean all Operative Agreements and all other agreements, instruments, questionnaires and documents to which Seller is a party that are in the files of Seller and that regulate or govern the terms of Seller’s investment in the Interests (collectively, the “Fund Documents”). True and complete copies of all of the Fund Documents relating to each Interest have been delivered by Seller to Buyer or made available to Buyer for its review. As of the date hereof, Seller is not in default under, nor to its knowledge is there any basis for any valid claim of default by Seller under, any Fund Documents. Seller does not have any obligation to return any distributions or portions of distributions previously received in respect of any of the Interests except as may be contractually provided for in the Fund Documents or under applicable law, in respect of which Seller has not received, as of the date hereof, any notifications or demands for such return. As of the date hereof, Seller does not have, and is not subject to, any capital calls under any of the Fund Documents with respect to the Interests other than capital calls in respect of Unfunded Commitments. The Fund Documents are valid and enforceable obligations of Seller, are in full force and effect, and, with respect to the Interests to be sold to the Buyer on each Closing Date, will be in full force and effect on the applicable Closing Date. Seller has given Buyer access to its records or otherwise made available to Buyer copies of all material correspondence and other material written communications sent by or on behalf of Seller, or received by or on behalf of Seller, with respect to any Interests.

k.

Financial Statements. Seller has delivered or otherwise made available to Buyer true, correct and complete copies of (i) the financial statements and statements of capital accounts for each of the Funds as of the Reference Date that Seller has received from the Funds (collectively, the “Fund Financial Statements”) and (ii) any other such financial statements that Seller has received on any date subsequent to the Reference Date. Seller has not been informed that the information set forth in the Fund Financial Statements was not true and correct in any material respect as of the date thereof. Seller makes no representation as to

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the accuracy or the completeness of the information contained in such Fund Financial Statements or such other financial statements.

l.

Opt-Outs/Exclusions. As of each Closing Date with respect to the Interests sold to Buyer thereon, Seller will not have opted out or, to the knowledge of Seller, been excluded, voluntarily or involuntarily, from any investments of any of the Funds in respect of such Interests pursuant to the terms of the Operative Agreements of such Funds or otherwise.

m.

Distributions. With respect to any Rights purchased on any Closing Date, except as set forth in any certificate delivered on such Closing Date, as contemplated in Section 6(f)(i) hereof, and as adjusted in the determination of the First Closing Base Closing Adjustments or Second Closing Base Closing Adjustments, as applicable, there will have been no distributions received by Seller with respect to such Rights on or after October 24, 2005 and prior to such Closing Date (to the extent known to Seller, Seller will disclose to Buyer any distributions that have been declared by a Fund whose Right is being purchased by Buyer on a Closing Date but not yet received by Seller; Buyer will be entitled to any such distributions received after such Closing Date)

n.

No Control of Funds; Compliance with Laws. Seller has not participated in the control of the business of any Fund within the meaning of Section 17-303 of the Delaware Act or any other similar law of any other applicable jurisdiction. Seller’s ownership of the Interests has been conducted in accordance with all applicable laws, rules, regulations and other requirements of all governmental authorities or agencies having jurisdiction over Seller or otherwise relating to the Funds other than in instances where such conduct has not resulted, and is not reasonably likely to result, in a Material Adverse Effect (as hereinafter defined) with respect to an Interest.

o.

No Alternative Investment Vehicles. Other than a co-investment made alongside certain of the Funds in accordance with the terms of each applicable Fund Document, as of the date hereof, Seller has not contributed capital to, made loans

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to, or made any investment through, any alternative investment vehicle formed by to, or made any investment through, any alternative investment vehicle formed by a Manager of any Fund (or by any affiliate of any Manager) in connection with such Fund.

p.

No Finders. No broker, finder, or investment banker is or will be entitled to any brokerage, finder’s or other fee or commission in connection with the transaction contemplated hereby based upon arrangements made by or on behalf of Seller.

q.

Other Payments. Seller has paid all Management Fees and any other fees, expenses or amounts due and payable by it pursuant to the terms of the Fund Documents. Seller has not made any voluntary Capital Contribution or binding commitment to any Fund which did not or will not reduce its total Capital Contribution obligation under the respective Fund Documents, nor, to Seller’s knowledge, has any such commitment been made on behalf of it.

r.

ERISA Matters. Seller is not, and, in connection with the sale of the Interests hereunder, is not acting on behalf of, an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), and none of the assets of Seller are deemed to be the plan assets of any such employee benefit plan, except to the extent described in the following sentences. Seller has determined that less than one percent (1%) of the assets held in its general account would be deemed to be the plan assets of any employee benefit plan subject to Title I of ERISA and/or Section 4975 of the Code. Transactions between Seller and persons who may be “parties in interest” or “disqualified persons” (including without limitation, if applicable, Buyer) with respect to plan contract holders participating in Seller’s general account will not constitute a “prohibited transaction” because of exemptive relief available under Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995).

s.	Certain Actions. Seller has not, as of the date hereof, (i) sold, assigned, transferred, delivered or otherwise disposed of any of the Rights (upon this clause

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(i) being restated on any Closing Date, it shall apply solely to the Rights being sold on such Closing Date), (ii) converted, exchanged or redeemed any of the Interests (upon this clause (ii) being restated on any Closing Date, it shall apply solely to the Rights being sold on such Closing Date), (iii) forgiven, released, compromised or demanded payment of any indebtedness owed to it by any Fund other than upon full payment thereof (upon this clause (iii) being restated on any Closing Date, it shall apply solely to the Rights being sold on such Closing Date), (iv) materially amended, canceled or terminated any Fund Document or entered into any new Fund Document other than as set forth in the Fund Documents (upon this clause (iv) being restated on any Closing Date, it shall apply solely to the Fund Documents of the Rights being sold on such Closing Date and shall specifically identify any such Fund Document that shall have been materially amended, canceled or terminated after the date hereof and prior to such Closing Date or any new Fund Document that shall have been entered into after the date hereof and prior to such Closing Date), (v) other than as set forth in the Fund Documents, waived, amended, canceled, terminated, exercised or failed to exercise any material contractual rights pertaining to an Interest (upon this clause (v) being restated on any Closing Date, it shall apply solely to the Rights being sold on such Closing Date and shall specifically identify any material contractual rights pertaining to such Rights which have been waived, amended, canceled, terminated, exercised or were failed to be exercised after the date hereof and prior to such Closing Date), (vi) created or permitted to exist any lien, claim or encumbrance of any nature on any of the Interests (upon this clause (vi) being restated on any Closing Date, it shall apply solely to the Rights being sold on such Closing Date), (vii) taken any action or failed to take any action the effect of which would be to cause Seller to incur a penalty or other specified material adverse consequence under any of the Fund Documents (upon this clause (vii) being restated on any Closing Date, it shall apply solely to the Rights being sold on such Closing Date), or (viii) agreed to do any of the foregoing.

t.	No Payments. To Seller’s knowledge, no payments have been made on behalf of Seller by any Fund, including without limitation any withholding or tax payments.

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u.

Reductions. As of the date hereof, to Seller’s knowledge, no person has any options, calls, warrants, commitments or rights of any kind to acquire any interests in the Funds which would result in a reduction in Seller’s or Buyer’s percentage of ownership with respect to each Fund, other than as may be provided in the Fund Documents.

v.

Limited Liability. As of the date hereof, with reference to any Fund with non-domestic investments, Seller has received no notice (written or otherwise) that the limited liability of the Limited Partners of such Funds has not been recognized in any jurisdiction outside of the United States. In addition, to Seller’s knowledge, Seller has provided to Buyer or otherwise made available to Buyer for its review any opinions of counsel provided to it by any Fund covering, among other things, the recognition of the limited liability status of the Limited Partners, the Fund’s flow-through status for tax purposes in any non-U.S. jurisdiction, and/or the fact that the Limited Partners of such Fund will or will not be subject to tax in any non-U.S. jurisdiction.

w.

Bankruptcy; Valuation. Seller is not the subject of a voluntary or involuntary petition for relief under the United States Bankruptcy Code and is not a named defendant in any federal or state court action wherein the relief requested or sought includes a receivership, assignment for benefit of creditors, or other liquidating procedure. Seller has no intention of filing any bankruptcy proceeding for protection from its creditors. Seller is generally able to pay its debts in the ordinary course as they become due. Seller has not relied on Buyer or any of its affiliates in order to evaluate the value of the Interests, and Seller believes that the Base Purchase Price and Base Closing Adjustments to be received by Seller in consideration for the transfer of the Interests pursuant to this Agreement is fair and that such Base Purchase Price and Base Closing Adjustments together with the assumption of obligations by Buyer provided for in this Agreement constitutes reasonably equivalent value for the Interests. Seller acknowledges and agrees that the Base Purchase Price for the Interests and the Base Closing Adjustments are

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the result of negotiations between Seller and Buyer (with each taking into account such factors as it deems appropriate).

x.

Full Disclosure. All information that has been or will hereafter be made available to Buyer or its affiliates (or their representatives) by Seller in connection with the sale of the Interests and the other transactions contemplated by the Transaction Documents is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were or are made. This representation shall not apply to any Fund Financial Statements or other financial statements or information provided by the Funds or their Managers to Seller. This representation shall not apply to any representation made or to be made by Seller that is qualified by a “Seller knowledge” qualifier except that Seller does represent that such representations, to its knowledge, are and will be complete and correct in all material respects and, to its knowledge, do not and will not contain any untrue statement of a material fact and, to its knowledge, do not omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were or are made.

4.	Representations and Warranties of Buyer. In order to induce Seller to enter into the transaction contemplated by this Agreement, Buyer hereby represents and warrants to Seller as follows:
a.	Existence. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.
b.

Execution and Effect of Agreement. Buyer has the requisite organizational power and authority to enter into this Agreement and the other Transaction Documents and to carry out the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party by Buyer have been duly authorized by all necessary organizational

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actions of Buyer, and the consummation of the transactions contemplated hereby and thereby by Buyer will, as of each Closing Date, have been duly authorized by all necessary actions of Buyer. This Agreement constitutes (and each other Transaction Document to which Buyer is a party when executed and delivered will constitute) a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. All consents, approvals, authorizations and orders of, or other action by or filings with, any person necessary for the due and valid execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party have been obtained, taken or made.

c.

Restrictions. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a material breach of any term or provision of, or constitute a material default or violation under, the organizational documents of Buyer, any material agreement to which Buyer is a party or by which Buyer or the Interests are bound or affected, or any statute, or any order, rule, regulation, writ, injunction or decree of any court or government authority having jurisdiction over Buyer.

d.

No Lawsuits. There is no lawsuit, proceeding or investigation pending or, to the knowledge of Buyer, threatened against Buyer that would prevent or delay Buyer’s consummation of the transaction contemplated hereby or by the other Transaction Documents to which it is a party or that would materially and adversely affect Buyer’s ability to acquire the Interests as provided for herein.

e.

Status of Buyer. Buyer (i) is acquiring the Interests for its own account for investment, and not as a nominee or agent, and not with a view to sell, distribute or otherwise transfer all or any part of the Interests, (ii) has no present intention of selling, distributing or otherwise transferring any portion of the Interests, (iii) does not have any contract, undertaking, agreement or arrangement with any third

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party relating to the sale, distribution or other transfer of any part of or interest in any portion of the Interests, (iv) understands that the Interests to be received by it hereunder are not and will not be registered under the Act or any other securities laws on the ground that the sale provided for in this Agreement involves a transaction exempt from registration under the Act and such state securities laws, and that Seller’s reliance on such exemption is predicated in part on Buyer’s representations set forth herein, and that therefore the Interests may not be able to be transferred unless they are subsequently registered under the Act and/or other securities laws or exemptions from registration thereunder are available, (v) is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act for purposes of acquiring the Interests, is a “Qualified Purchaser” as such term is defined in the Investment Company Act of 1940, as amended, and is not, and is not acting on behalf of, an employee benefit plan subject to Title I of ERISA and/or Section 4975 of the Code, and none of the assets of Buyer are deemed to be the plan assets of any such employee benefit plan, in each case, for purposes of acquiring the Interests, (vi) is experienced in evaluating and investing in investments such as the Interests, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment hereunder and has the ability to bear the economic risks of its respective investment for an indefinite period of time, including a total loss of its investment hereunder, (vii) has not relied in connection with acquiring the Interests upon any representations, warranties or agreements of Seller other than those set forth in this Agreement and the other Transaction Documents to which it is a party, (viii) has no need for liquidity in connection with its investment hereunder, and (ix) understands that sales, assignments or transfers of the Interests may be further restricted by the provisions of the Operative Agreements or state securities laws.

f.

Bankruptcy; Valuation. Neither Buyer nor its general partner is the subject of a voluntary or involuntary petition for relief under the United States Bankruptcy Code and is not a named defendant in any federal or state court action wherein the relief requested or sought includes a receivership, assignment for benefit of

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creditors, or other liquidating procedure. Neither Buyer nor its managing member has any intention of filing any bankruptcy proceeding for protection from its creditors. Each of Buyer and its managing member is generally able to pay its debts in the ordinary course as they become due. Buyer has not relied on Seller or any of its affiliates in order to evaluate the value of the Interests, and Buyer believes that the Base Purchase Price and the Base Closing Adjustments to be paid to Seller in consideration for the transfer of the Interests pursuant to this Agreement is fair and that receipt of the Interests constitutes reasonably equivalent value for the Base Purchase Price and the Base Closing Adjustments and the assumption of obligations by Buyer provided for in this Agreement. Buyer understands that the Base Purchase Price for the Interests and the Base Closing Adjustments are the result of negotiations between Seller and Buyer (with each taking into account such factors as it deems appropriate).

g.

No Finders. No broker, finder, or investment banker is or will be entitled to any brokerage, finder’s or other fee or commission in connection with the transaction contemplated hereby based upon arrangements made by or on behalf of Buyer.

h.	Information. As of the date hereof, Buyer has received or had access to all information it has requested with respect to the Interests.
5.	Covenants of the Parties.
a.

Expenses. Buyer and Seller shall pay all of its own fees and expenses (including attorneys’ fees) incurred in connection with this Agreement and the transaction contemplated hereby, except that all expenses incurred directly to satisfy the requirements of any of the Funds with respect to the transfer of the Rights by Seller to Buyer or to obtain any necessary approvals (other than any expenses incurred by Buyer with respect to its legal counsel(s)) shall be paid by Seller (and this Section 5(a) shall supersede any conflicting provisions contained in any transfer documents prepared by any Fund), provided, however, that Seller will promptly reimburse Buyer and its affiliates for their reasonable out-of-pocket fees and expenses (including attorneys’ fees) incurred by them in connection with this

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Agreement and/or the transactions contemplated by the Transaction Documents as follows: (i) if no Closing shall have occurred by March 31, 2006 and this Agreement terminates in accordance with Section 10 hereof, for 50% of the out-of-pocket fees and expenses (including attorneys’ fees) incurred by Buyer in connection with (1) this Agreement and the transactions contemplated by the Transaction Documents (2) the transactions contemplated in the Term Loan Facility and (3) the transactions contemplated in the Leoville NPA, subject to an aggregate limit on such payment by Seller of $500,000, (ii) if the closing of sales of Interests occurs on the First Closing Date, for 50% of the reasonable out-of-pocket fees and expenses (including attorneys’ fees) incurred by Buyer in connection (1) with this Agreement, and the transactions contemplated by the Transaction Documents, (2) the transactions contemplated in the Term Loan Facilities and (3) the transactions contemplated in the Leoville NPA on or before the First Closing Date and (iii) if the closing of sales of Interests occurs on the Second Closing Date, for 50% of the reasonable out-of-pocket fees and expenses (including attorneys’ fees) incurred by Buyer in connection with (1) this Agreement and the transactions contemplated by the Transaction Documents, (2) the transactions contemplated in the Term Loan Facilities and (3) the transactions contemplated in the Leoville NPA, less all payments made pursuant to clause (ii) above; provided, however, that the sum of the amounts paid pursuant to clause (ii) and clause (iii) above shall not exceed $1,750,000. No reimbursement or payment set forth above from Seller to Buyer shall be made unless and until Buyer delivers to Seller invoices from Buyer’s legal counsel and any other counsel involved with the foregoing transactions and other evidence of other out-of-pocket fees and expenses, and all of such invoices and other evidence are in reasonable detail. Notwithstanding the previous sentence, any transfer taxes with respect to any Interest shall be shared one-half by Seller and one-half by Buyer.

b.

Amendments. Buyer will execute an amendment to the Operative Agreements and such other instruments, documents and certificates as the Managers of the Funds may reasonably require (consistent with the terms of this Agreement) to admit Buyer as a Limited Partner in respect of the Interests of the Funds, in

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substitution of Seller with respect to the rights and obligations as a Limited Partner relating to the Interests under the terms and conditions of the Operative Agreements.

c.

No Assignments. Seller shall not (i) sell, assign, transfer, pledge, deliver or otherwise dispose of, or solicit any bids for, or enter any discussions with a prospective purchaser of, the Interests or any portion thereof or interest therein (other than with respect to any right of first refusal or similar right to which an Interest is subject in accordance with its related Fund Documents), (ii) convert, exchange or redeem any Interest or any portion thereof or interest therein (other than with respect to any right of first refusal or similar right to which an Interest is subject in accordance with its related Fund Documents), (iii) forgive, release or compromise any obligation owed to it with respect to any Interest, other than upon full payment thereof, (iv) enter into any other material agreement relating to any Interest (other than with respect to any right of first refusal or similar right to which an Interest is subject in accordance with its related Fund Documents), (v) create or permit to exist any lien, claim or encumbrance of any nature on any Interest, (vi) waive any material right with respect to any Interest or (vii) agree to do any of the foregoing (other than in connection with the transaction contemplated by this Agreement).

d.

No Solicitation. Prior to March 31, 2006, Seller will not initiate contact with, solicit any inquiry or proposal by or enter into any discussions with, or disclose any information regarding the Interests or afford access to the properties, books or records of Seller relating to the Interests to, any person or entity in connection with (i) the proposed sale or transfer of any of the Interests or (ii) any similar transaction relating to any of the Interests, other than in connection with the transaction contemplated by this Agreement or otherwise as required by applicable law or other than with respect to any right of first refusal or similar right to which an Interest is subject in accordance with its related Fund Documents.

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e.

Capital Calls On or Prior to a Closing Date. Seller shall remain responsible to satisfy all capital calls in respect of the Rights which occur after the Reference Date and prior to or on the Closing Date on which such Rights (or Entitlements in respect thereof) are sold to Buyer (together with any related penalties or interest), provided that any such capital calls for which notice is given by the applicable Manager or Fund prior to an applicable Closing Date but the actual funding thereof is to occur after such Closing Date shall be the obligation of Buyer to fund. In the event that Seller fails to satisfy any such capital call payable between the applicable Cut-Off Date and such Closing Date in respect of any Rights, Buyer shall have the right (but not the obligation) to make the relevant Capital Contribution on Seller’s behalf, and the aggregate amount of any penalties or interest paid by Buyer in connection therewith shall be deducted from the cash portion, if any, of the applicable Base Closing Adjustments to be paid by Buyer to Seller pursuant to Section 7.

f.	The Seller and the Buyer shall file all tax returns, including amended returns, consistent with there being a sale of the Interests to the Buyer on the applicable Closing Date and Section 9 hereof.
6.

Conditions to each Closing. The respective obligations of Seller and Buyer to consummate the transactions contemplated by this Agreement and the Transaction Documents on each Closing Date will be subject to the satisfaction of the following conditions as set forth for Seller and Buyer, as the case may be, and Seller and Buyer shall respectively use all reasonable efforts to cause such conditions to be timely satisfied:

a.

Compliance at a Closing Date. With respect to each of the Closing Dates, all of the terms, covenants and conditions of this Agreement to be complied with and performed by Seller and Buyer at or before such Closing Date shall have been complied with and performed in all material respects.

b.	Approval of Transfer; Required Consents. With respect to each of the Closing Dates, all Required Consents relating to the Rights being sold on such Closing

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Date shall have been obtained, including the full and unconditional approval of the Manager and the requisite Limited Partners of each Fund, if necessary, to the transfer of such Rights to Buyer such that, on such Closing Date (or such other date as shall have been agreed to among Buyer, Seller and such Manager), Buyer will be admitted directly as a Limited Partner of such Fund related to the Right being sold on such Closing Date in substitution of Seller (including, without limitation, with respect to the rights and obligations of Seller as a Limited Partner of such Fund relating to the Right under the terms and conditions of the Operative Agreement), free and clear of any liens, security interests, charges, or encumbrances of any kind, and with no requirement to pay any penalties, interest, fees, costs or expenses in connection therewith except as expressly set forth in this Agreement. In addition, Seller and Buyer shall have received all other Required Consents generally applicable or applicable to each such Right.

c.

Representations and Warranties True. With respect to each of the Closing Dates, the representations and warranties of Seller and Buyer set forth in this Agreement (including, without limitation, the address and employer identification number of Seller on the signature page hereof) shall be true and correct in all material respects both on the date of this Agreement and as of each such Closing Date with the same force and effect as if such representations and warranties were made anew at and as of such Closing Date, except for the effect of any activities or transactions which are specifically contemplated by this Agreement and except that the only representations and warranties to be drawn forward with respect to Rights shall be with respect to the Rights being sold to Buyer on such Closing Date, and except that the representations of Seller made on each Closing Date shall be deemed made without “knowledge” qualifiers as provided in clause (f)(i) below.

d.

No Litigation. With respect to each of the Closing Dates, no action, suit, litigation, arbitration, proceeding or investigation shall (i) have been formally instituted and be pending with regard to the transactions contemplated by this Agreement as of such Closing Date or (ii) be threatened by any governmental or

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regulatory authority or by any other person with regard to the transactions contemplated by this Agreement as of such Closing Date. On each Closing Date, there shall not be in force any injunction, order or decree restricting or enjoining consummation of the transactions contemplated by this Agreement as of such Closing Date.

e.

No Material Adverse Effect. With respect to each of the Closing Dates, no Material Adverse Effect shall have occurred with respect to the Rights to be sold on such Closing Date taken as a whole. For purposes of this Agreement, the term “Material Adverse Effect” shall mean the occurrence of any event after the date hereof that materially and adversely affects the value of the Rights (it being the intent of Buyer and Seller that (i) such event shall include a material and significant event or events (economic, political, military or otherwise) that results in a substantial diminution of the value of the Rights taken as a whole, and (ii) such event shall not include the decline in value for unrelated reasons of a few of the underlying portfolio companies within any of the Funds).

f.	Closing Documents. Seller and Buyer shall have respectively delivered the following documents, instruments and certificates to Buyer or Seller, as the case may be:
(i)

With respect to each of the Closing Dates, certificates, dated as of each such Closing Date, signed by an authorized representative of Seller and Buyer, as applicable, as to the accuracy of such party’s representations and warranties as of the date of this Agreement and as of such Closing Date in accordance with this Agreement, and as to such party’s compliance with and performance of its covenants and obligations to be performed or complied with on or before the Closing Date in accordance with this Agreement; provided, however, the certificate of Seller confirming the truth and accuracy of its representations and warranties (A) shall restate such representation and warranties in Section 3(f) but only as to the last sentence thereof, Section 3(q), Section 3(u), and Section 3(v) hereof as of

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such Closing Date with respect to the Rights and their related Funds and Fund Documents subject to such Closing Date (but without any “knowledge” qualifiers) and specifically identifying in reasonable detail, to the extent practicable, any exceptions to such representations and warranties as made on the date hereof, which exceptions must be acceptable to the Buyer in its sole discretion, (B) shall restate Section 3(j) as set forth on Schedule B hereto based on information obtained by Seller from the Managers after the date hereof and prior to such Closing Date and (C) shall make the representations as set forth on Schedule C hereto with respect to the Rights that are the subject of such Closing Date.

(ii)

With respect to the First Closing Date, organizational documents and authorizing resolutions of Seller and Buyer, as applicable, certified as true and correct by an authorized representative of such party, which demonstrate to the reasonable satisfaction of the Seller and Buyer, as applicable, that both (A) Seller and Buyer, as applicable, and (B) the persons signing this Agreement on behalf of Seller and Buyer, as applicable, are authorized to take the actions described herein and otherwise required to be done at both Closing Dates.

(iii)

With respect to each of the Closing Dates, Certificate of Good Standing of Seller and Buyer, as applicable, from the Secretary of State of the respective state of such party’s business entity formation dated as of a date not more than thirty (30) days prior to such Closing Date.

g.

Funding Agreement. With respect to the First Closing Date, Seller shall have executed and delivered the Funding Agreement in substantially the form of Schedule D, with such changes from the attached forms as may be acceptable to the parties thereto. With respect to the First Closing Date, Buyer shall have executed and delivered the Funding Agreement.

h.	Loan Facilities. (i) With respect to the First Closing Date, Buyer shall have closed on the term loan facilities as described in the commitment letter dated

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October 25, 2005, from a certain third-party term lender (the “Term Loan Facilities”) and executed and delivered to Seller a counterpart of a loan and security agreement (the “Credit Agreement”). The form of the Credit Agreement shall be reasonably acceptable to the Seller and shall provide for reimbursement to Seller of any amounts advanced by it on behalf of Buyer under the Funding Agreement on a pari passu basis such third-party term lender.

i.

Leoville NPA. With respect to the First Closing Date, Leoville Holdings, LLC, a Delaware limited liability company (“Leoville”) shall have executed and delivered that certain Note Purchase Agreement, in form and substance satisfactory to Seller (the “Leoville NPA”), and such other documentation and opinions with respect thereto as Seller may reasonably request, and the Seller shall have advanced the full stated principal amount of term loans provided for therein on the First Closing Date, as requested by Leoville, by wire transfer of immediately available funds to a bank account of Leoville in the United States, and Leoville shall have contributed 100% of such advance as a capital contribution to Buyer and shall have certified the same to the Seller. With respect to the Second Closing Date, the Seller shall have advanced the full stated principal amount of term loans provided for in the Leoville NPA on the Second Closing Date, as requested by Leoville, by wire transfer of immediately available funds to a bank account of Leoville in the United States, and Leoville shall have contributed 100% of such advance as a capital contribution to Buyer and shall have certified the same to the Seller.

j.

Transfer and Other Instruments. With respect to each of the Closing Dates, Seller shall have executed and delivered to Buyer (i) a bill of sale with respect to each of the Interests being transferred on such Closing Date in a form reasonably acceptable to both Buyer and Seller, (ii) an assignment of its interest in each Right being transferred on such Closing Date in such form as may be specified in the related Operative Agreement or, if no such form is specified, then in a form reasonably acceptable to both Buyer and Seller, (iii) an assignment and an assumption agreement with respect to each Entitlement being transferred on such Closing Date, in such form as is reasonably acceptable to both Buyer and Seller,

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and (iv) such other documents or instruments reasonably requested by either party hereto to better effect the transactions contemplated hereby.

7.	Closing.
a.

The first closing (the “First Closing”) and the second closing (the “Second Closing;” the First Closing and the Second Closing are referred to herein, collectively, as the “Closings” or individually as a “Closing”) shall take place at the offices of Baker & McKenzie LLP in New York City, New York, at 10:00 a.m., local time, on the dates that are acceptable to both Buyer and Seller, provided that no Closing shall occur after March 31, 2006. For the avoidance of doubt, Buyer shall not be obligated to confirm a Closing Date unless and until, in Buyer’s sole judgment, Seller will be conveying on such Closing Date a sufficient amount of Interests, both in number and in aggregate net asset value, to make such Closing sufficiently meaningful for Buyer’s purposes, provided that, if Buyer agrees to a First Closing, then, except as specifically provided herein, Buyer cannot decline to confirm a Second Closing.

b.

With respect to the First Closing, Buyer shall pay to Seller the First Closing Base Purchase Price, in full in immediately available funds by wire transfer to a bank account of the Seller in the United States and notified to the Buyer at least three business days prior to such Closing Date. With respect to the Second Closing, Buyer shall pay to Seller the Second Closing Base Purchase Price, in full in immediately available funds by wire transfer to a bank account of the Seller in the United States and notified to the Buyer at least three business days prior to such Closing Date.

c.

At least ten (10) business days prior to the First Closing, Seller shall deliver to Buyer a notice (a “First Closing Pre-Closing Notice”) (i) specifying the First Closing Cut-Off Date, and (ii) setting forth the calculation of the First Closing Base Purchase Price, including the allocation of the Base Purchase Price over the Rights to be the subject of the First Closing and the determination of all Base Closing Adjustments after the Reference Date and prior to the First Closing Cut-

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Off Date with respect to such Rights (the “First Closing Initial Adjustments”) and such allocation and such determination shall be reasonably acceptable to the Buyer. At least ten (10) business days prior to the Second Closing, Seller shall deliver to Buyer a notice (a “Second Closing Pre-Closing Notice;” the First Closing Pre-Closing Notice and the Second Closing Pre-Closing Notice are referred to herein as “Pre-Closing Notices”) (i) specifying the Second Closing Cut-Off Date, and (ii) setting forth the calculation of the Second Closing Base Purchase Price, including the allocation of the Base Purchase Price over the Rights to be the subject of the Second Closing and the determination of all Base Closing Adjustments after the Reference Date and prior to the Second Closing Cut-Off Date with respect to such Rights (the “Second Closing Initial Adjustments”) and such allocation and such determination shall be reasonably acceptable to the Buyer.

d.

Within five (5) business days following the First Closing Date, Seller shall deliver to Buyer a notice setting forth the calculation of all Base Closing Adjustments after the First Closing Cut-Off Date and on or prior to such First Closing Date in respect of the Rights that were the subject of the First Closing (the “First Closing Final Adjustments”). Any disagreement as to the calculation of the First Closing Base Purchase Price shall be subject to verification by the Managers of the related Funds. Within five (5) business days following the Second Closing Date, Seller shall deliver to Buyer a notice setting forth the calculation of all Base Closing Adjustments after the Second Closing Cut-Off Date and on or prior to such Second Closing Date in respect of the Rights that were the subject of the Second Closing (the “Second Closing Final Adjustments”). Any disagreement as to the calculation of the Second Closing Base Purchase Price and all Base Closing Adjustments shall be subject to verification by the Managers of the related Funds.

e.

Unless Buyer requests Seller to obtain verification of any adjustments to the First Closing Base Purchase Price, the First Closing Initial Adjustments, the First Closing Final Adjustments, the Second Closing Base Purchase Price, the Second Closing Initial Adjustments and the Second Closing Final Adjustments from any

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of the Managers, within five (5) business days following delivery by Seller of the notice setting forth the calculation of the First Closing Final Adjustments or Second Closing Final Adjustments as the case may be, required by Section 7(d), in the event (i) the First Closing Final Adjustments or Second Closing Final Adjustments result in a positive number, Buyer shall pay to Seller an amount equal to such positive value, and (ii) the First Closing Final Adjustments or Second Closing Final Adjustments result in a negative number Seller shall pay to Buyer an amount equal to the absolute value of such negative number. All payments to Seller or Buyer under this clause (e) shall be by wire transfer of immediately available funds to the account of Seller designated in Schedule E, or to the account of Buyer as designated by Buyer to Seller (any such payment, a “First Closing Final Settlement” or “Second Closing Final Settlement,” as the case may be). Seller shall, in establishing the First Closing Final Adjustments and Second Closing Final Adjustments use commercially reasonable efforts to obtain confirmation from the Managers of the respective Funds of all Base Closing Adjustments with respect thereto. Notwithstanding the foregoing, the calculation of the First Closing Final Adjustments and Second Closing Final Adjustments shall be subject to adjustment following delivery by Seller of the notice setting forth the calculation of the First Closing Final Adjustments or Second Closing Final Adjustments, based upon information received after delivery of the notice, including, without limitation, verification in writing from the respective Manager of information needed to make all applicable Base Closing Adjustments. Payment of the First Closing Final Adjustments and Second Closing Final Adjustments shall be made promptly after agreement by the parties on the amount thereof.

f.	The following terms shall have the meanings set forth therein:
(i)	“Cut-Off Date” shall mean the First Closing Cut-Off Date or the Second Closing Cut-Off Date, as the case may be.

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(ii)	“First Closing Cut-Off Date” shall mean, with respect to the First Closing Pre-Closing Notice, a date no more than five (5) business days prior to the date of the First Closing Pre-Closing Notice.
(iii)	“First Closing Base Purchase Price” shall mean, with respect to the First Closing, the Base Purchase Price as determined for the Rights that are subject to the First Closing.
(iv)	“Initial Adjustments” shall mean First Closing Initial Adjustments or Second Closing Initial Adjustments.
(v)	“Second Closing Cut-Off Date” shall mean, with respect to the Second Closing Pre-Closing Notice, a date no more than five (5) business days prior to the date of the Second Closing Pre-Closing Notice.
(vi)	“Second Closing Base Purchase Price” shall mean, with respect to the Second Closing, the Base Purchase Price as determined for the Rights that are subject to the Second Closing.
8.	Survival of Representations, Warranties, Covenants and Indemnification.
a.

Survival. Seller’s representations and warranties set forth in Section 3 hereof shall survive for a period of two (2) years after the date on which made. Buyer’s representation and warranties set-forth in Section 4 shall not survive the latest Closing Date. Seller’s and Buyer’s covenants set forth in this Agreement shall survive each Closing. Seller agrees to indemnify and hold harmless the Buyer and its partners, members, stockholders, directors, officers, employees, agents and controlling persons from and against any losses, liabilities, claims, damages or expenses which are incurred by each such indemnified party arising from or relating to the breach by the Seller of any of its representations or warranties set forth in this Agreement, except to the extent that any such loss, liability, claim, damage or expense was caused by the gross negligence or willful misconduct of such indemnified party.

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b.

Givebacks. If a Fund, after a Closing Date, for any reason whatsoever, requests from Buyer the return of any distribution paid (directly or indirectly) to Seller on or prior to such Closing Date in respect of Rights subject to such Closing Date or the payment by Buyer of any amount excluded pursuant to the provisions of Section 2 hereof from the assumption of liabilities by Buyer with respect to the Rights that were subject to such Closing Date, Seller shall promptly pay the requested amount to such Fund or reimburse Buyer, if Buyer has paid such amount to such Fund and has provided Seller written evidence of such payment, provided, however, that this Section 8(b) shall not apply to any distribution paid to Seller on or after the Reference Date and which constituted a Base Closing Adjustment with respect to such Rights. If a Fund, after a Closing Date, for any reason whatsoever, requests from Seller the return of any distributions which constituted part of the Base Closing Adjustments in respect of Interests purchased by Buyer at a Closing, Buyer shall promptly pay the requested amount to Seller for payment to such Fund. Buyer shall promptly pay to Seller upon its written demand any distributions paid to Buyer by Seller in respect of an Entitlement if Seller is required to disgorge, reimburse, refund or repay the same to the related Fund.

c.

Indemnification of Buyer. Seller shall defend, indemnify and hold harmless Buyer and its partners, members, stockholders, directors, officers, employees, agents and controlling persons from and against any and all losses and liabilities (including, without limitation, reasonable legal fees incurred in defending against any such loss or liability) arising out of or relating to (i) any and all obligations of Seller and all liabilities of Seller to persons or entities not a party hereto relating to the Rights in the Funds, which obligations or liabilities arose prior to or on the related Closing Date for the sale of such Rights, including without limitation (A) any obligation to return any amounts of any distributions made by any Fund to Seller prior to such Closing Date and not constituting Base Closing Adjustments, and (B) to the maximum extent permitted by law, any liability relating to the Rights arising under federal or state securities laws (other than any liability resulting from a material breach of any of Buyer’s representations and warranties

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contained in Section 4(e) or in any transfer documents required by a Fund or its Manager to be executed by Buyer in connection with the sale of an Interest) or (ii) the breach by Seller of any material provision of this Agreement or in any certificate delivered on such Closing Date. This indemnity shall not be construed to include any obligation to indemnify Buyer for indirect, special, exemplary, punitive or consequential damages

9.

Additional Documents and Acts; Further Assurances; Tax Matters. Each of the parties agrees to execute and deliver such additional documents, certificates and instruments, and to perform such additional acts, as may be reasonably requested and necessary or appropriate to consummate the transaction contemplated by this Agreement, including, without limitation, the admittance of Buyer as Limited Partner to each Fund in which a Right is purchased by Buyer in substitution of Seller (including, without limitation, with respect to the rights and obligations of Seller as a Limited Partner of such Funds relating to the Rights under the terms and conditions of the Operative Agreements). Seller shall promptly forward to Buyer any correspondence, notices or distributions received by Seller or any affiliated entity, including all notices relating to capital calls, that relate in any way to the Rights that have been purchased by Buyer. Seller shall cooperate with Buyer in obtaining the agreement of the Manager(s) of each of the Funds in respect of which Buyer has purchased Rights to allocate between Buyer and Seller, on an appropriate basis based on Seller’s and Buyer’s respective ownership during the tax year of such Fund in which a Closing Date occurs, (such appropriate basis to take into consideration and reflect the fact that Buyer, as provided for herein, is to receive the full benefit of all distributions received by Seller since the Reference Date as reductions in the Base Purchase Price), all items of income, gain, loss, deduction or credit attributable to the Interests of such Fund for such tax year under Section 706 of the Code. To the extent, as a result of such allocations or because Seller sold Entitlements and had to accept all such allocations, Seller is allocated items of income, gain, loss, deduction or credit that, on a proportional basis, exceed what it should have been allocated based on the percentage of such tax year of such Fund existing prior to the Reference Date (for the avoidance of doubt, 100% of all income, gain, loss, deductions and credits are intended to be allocated to Buyer and not to Seller for any tax year of a Fund that begins on and after

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the Reference Date), then Buyer shall, upon demand by Seller and the delivery of a detailed determination of the amount, pay to Seller as compensation or reimbursement for federal, state and municipal income taxes paid or payable by the Seller as a result of such disproportionate allocation an amount equal to the product of (a) the remainder, if positive, of the aggregate amount of income and gains so disproportionately allocated to Seller minus the aggregate amount of such losses, deductions and credit so disproportionately allocated to Seller times the sum of the highest federal, state and municipal corporate income tax rates applicable to the Seller (after taking into consideration and reflecting any capital gains or similar special rates in connection with any class or classes of such income, gains, losses and deductions).

10.

Termination. This Agreement may be terminated (i) at any time prior to the First Closing Date by mutual written agreement of Seller and Buyer, or (ii) by Seller or Buyer if no Closing shall not have occurred on or before March 31, 2006; provided, however, that the right to terminate this Agreement under clause (ii) of this Section 10 shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of a Closing to occur on or before such date if such action or failure to act constitutes a material breach of this Agreement. If this Agreement is terminated as permitted by this Section 10, termination shall be without liability of Seller or Buyer, as the case may be (or any partner, manager, officer, employee, agent, consultant or representative of such party), unless such termination is the result of either (A) the willful failure by Seller or Buyer, as the case may be, to fulfill a material condition to the performance of the obligations of any other party hereto, or (B) the breach by Seller or Buyer, as the case may be, in the performance of such party’s material covenants or agreements under this Agreement.

11.	Access to and Retention of Records; Confidentiality.
a.

Access to and Retention of Records. Seller shall deliver to Buyer, promptly after each Closing, such copies of Seller’s records relating to each of the Rights subject to such Closing as Buyer may reasonably request. All books and records retained by each party which relate to the Interests shall be open for inspection by

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representatives of the other party at any time during regular business hours, subject to reasonable advance notice and compliance with reasonable confidentiality security and safety rules. Each party may, at its expense, make such copies or excerpts from such books and records, in order to comply with legal, audit or tax obligations or otherwise, as it may reasonably request. Seller shall not destroy or relinquish possession of any original or final copy of any of the books and records which relate to the Rights and which may be reasonably required in connection with tax, regulatory or other governmental compliance matters, without first offering to Buyer the opportunity to obtain such original or final copy or a copy thereof.

b.

Confidentiality. Each of Seller and Buyer agrees not to disclose to any person or entity the confidential information received from the other party in respect of this Agreement and the transactions contemplated by the Transaction Documents, and to return such confidential information to the other party in the event the Closing does not occur, except that each party may disclose the confidential information of the other party (i) to its affiliates and to its own and its affiliates’ officers, directors, employees, agents, accountants, legal counsel and other representatives who have a need to know such information for the purpose of assisting in the negotiation and completion of the transactions contemplated by this Agreement and the other Transaction Documents, (ii) to the extent required by applicable law, regulation, subpoena, court order or other legal process, (iii) to the extent requested by any governmental or regulatory authority having jurisdiction over such party, and (iv) to any other person or entity with the other party’s prior written consent. The term “confidential information” shall not include information that (i) is or becomes part of the public domain other than as a result of breach of the foregoing provisions by the receiving party, (ii) was known or acquired by the receiving party prior to receipt from the disclosing party, (iii) is subsequently obtained by the receiving party from a third party, not known by the receiving party to have an obligation to the disclosing party to maintain the confidentiality of the information, (iv) is developed independently by or for the receiving party, without reference to such information, or (v) is generally known

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by persons in the financial or private equity industries. The confidentiality provisions set forth in that certain confidentiality letter, dated June 15, 2005, executed in contemplation of the transactions described herein are hereby adopted by Buyer and Buyer agrees to be bound by them.

12.

Post-Closing: Distributions. If Seller receives distributions with respect to a Right purchased by Buyer at a Closing after the Closing Date with respect to such Right, Seller will promptly notify Buyer in writing of Seller’s receipt of such distributions (together with any related correspondence) and will promptly, but in any event within five (5) business days, pay the appropriate portion of such distributions over to Buyer in the currency received by Seller, or, in the case of securities (to the extent permissible by law and relevant documentation), endorse or cause such securities to be registered in Buyer’s name or such name as Buyer may direct in writing and deliver to Buyer or such person as Buyer may direct such securities within ten (10) business days after receipt of any such distribution. Until distributions are delivered to Buyer pursuant to this Section 12, Seller shall hold the same in trust for Buyer.

13.

Specific Performance. Each of Buyer and Seller hereby acknowledges that the other party will not have adequate remedy at law if it fails to perform any of its obligations under this Agreement. In such event, each party agrees that the other party shall have the right, in addition to any other rights it may have (whether at law or in equity), to specific performance of this Agreement.

14.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to that state’s conflict of laws principles other than Section 5-1401 of the General Obligations Law of the State of New York.

15.

Notices. All communications under this Agreement, including, but not limited to, any consent under this Agreement, must be in writing and will be deemed duly given and received when delivered personally, when sent by facsimile transmission, three (3) days after being sent by first class mail, or two (2) business days after being deposited for next-day delivery with Federal Express or another internationally recognized overnight delivery service, all charges or postage prepaid, properly addressed to the party to receive

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such notice at that party’s address indicated opposite that party’s signature on this Agreement, or at any other address that any party may designate by notice to the other parties.

16.	Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any and all other provisions hereof.
17.

Entire Agreement. This Agreement is the entire agreement of the parties and supersedes all prior or contemporaneous written or oral negotiations, correspondence, agreements and understandings, regarding the subject matter hereof, provided that the listing of the Funds shall be as provided for in that certain letter of intent referred to in Recital A above. This Agreement amends and restates and supersedes that certain Purchase Agreement of even date herewith between Seller and Buyer.

18.

Counterparts; Assignments; Binding Effect. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Buyer may assign all or a portion of its rights under this Agreement to an affiliate so long as (i) Buyer remains fully liable for all of its obligations hereunder (including, without limitation, the Unfunded Commitments assumed by Buyer hereunder), and (ii) such assignment does not delay or otherwise interfere with the transfer of the related Interest. Except as set forth above and except as contemplated in the Term Loan Facilities, Buyer may not assign all or any portion of its rights under this Agreement without the prior written consent of Seller. This Agreement shall be binding on Seller and Buyer and their respective heirs, legal representatives, successors, and assigns.

19.

Powers and Rights Not Waived; Remedies Cumulative. No delay or failure on any party’s part in the exercise of any power or right shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any other or further exercise thereof or the exercise of any other power or right, and a party’s rights and remedies are cumulative to and are not exclusive of any rights or remedies that party would otherwise have, and no waiver or consent given or extended pursuant hereto shall extend to or affect any obligation or right not expressly waived or consented to.

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20.

Amendments and Waivers. Any term of this Agreement may be amended or modified and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the party against whom enforcement of such amendment, modification or waiver is sought.

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IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Purchase Agreement as of the date first written above.

Address:	Seller:
Phoenix Life Insurance Company	PHOENIX LIFE INSURANCE COMPANY
One American Row	a New York corporation
Hartford, CT 06115	By: /s/ Michael J. Haylon
EIN Number:	Name: Michael E. Haylon
060493340	Title: Executive Vice President and
Chief Financial Officer

Address:	Buyer:
Edgemere Capital, LLC	EDGEMERE CAPITAL, LLC

222 West Adams Street

Chicago, IL 60606

By: /s/ Christopher J. Collins
EIN Number:	Name: Christopher J. Collins
203730293	Title: Vice President

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Schedule A

Consents and Approvals

None other than the consents of the Managers as required pursuant to the Fund Documents (including all waivers of any rights of first refusal thereunder)

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Schedule B

As of the date hereof, Attachment 1 hereto sets forth a true and complete list of all agreements, instruments, questionnaires and documents to which Seller is a party (including, without limitation, the Operative Agreements) that regulate or govern the terms of Seller’s investment in the Interests (collectively, the “Fund Documents” this defined term shall replace the term “Fund Documents” previously defined in Section 3(j) hereof for all purposes of this Agreement). True and complete copies of all of the Fund Documents relating to each Right have been delivered by Seller to Buyer or made available to Buyer for its review. As of the date hereof, Seller is not a party to any Fund Documents other than those listed on Attachment 1 hereto. As of the date hereof and other than as set forth on Attachment 2 hereto, Seller is not in default under, nor to its knowledge is there any basis for any valid claim of default by Seller under, any Fund Documents. Seller does not have any obligation to return any distributions or portions of distributions previously received in respect of any of the Rights except as may be contractually provided for in the Fund Documents or under applicable law, in respect of which Seller has not received, as of the date hereof, any notifications or demands for such return. As of the date hereof, Seller does not have, and is not subject to, any capital calls under any of the Fund Documents with respect to the Interests other than capital calls not to exceed the amount of the Unfunded Commitments listed and described on the attachments to this certificate. The Fund Documents are valid and enforceable obligations of Seller, are in full force and effect, and, with respect to the Interests to be sold to the Buyer on each Closing Date, will be in full force and effect on the applicable Closing Date. Seller has given Buyer access to its records or otherwise made available to Buyer copies of all material correspondence and other material written communications sent by or on behalf of Seller, or received by or on behalf of Seller, with respect to any Interests.

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Attachment 1

List of Fund Documents

To be supplied on applicable Cut-Off Date

FUND	NAME OF DOCUMENT	DATE OF DOCUMENT

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Attachment 2

List of Defaults

To be supplied on applicable Cut-Off Date

FUND	NAME OF DOCUMENT	DEFAULT

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Schedule C

With respect to each Closing and the Rights subject thereto, the Seller represents and warrants to Buyer as follows:

1.            Attachment 3 attached hereto sets forth for each of the Rights subject to such Closing (i) the name of the Fund in respect of each of such Rights, (ii) the date that Seller acquired such Rights; (iii) the amount of the capital commitments of Seller to the Funds with respect to each of such Rights, (iv) the amount of Capital Contributions previously made by Seller to the Funds with respect to each of such Rights as of the applicable Cut-Off Date, (v) the amount of Unfunded Commitments of Seller to the Funds with respect to each of such Rights as of the applicable Cut-Off Date, and (vi) the net asset value of each of such Rights on the Reference Date (such net asset value being the value reported to Seller by the Managers of the Funds). As of the applicable Cut-Off Date, all Capital Contributions and Management Fees attributable to such Rights that were due from Seller since its acquisition of such Rights have been made to the Funds (or paid in accordance with their direction). As of the applicable Closing Date, all Capital Contributions and Management Fees attributable to such Rights being sold to Buyer in respect of such Closing that were due from Seller on or prior to such applicable Closing Date will have been made to the Funds (or paid in accordance with their direction).

2.            The Initial Adjustments with respect to such Closing shown in the Pre-Closing Notice with respect to such Closing are true and correct.

3.            As of the Cut-Off Date for such Closing, set forth on Attachment 4 attached hereto is the amount of Post-Reference Date Received Distributions received in cash and a true and complete description of the Post-Reference Date Received Distributions consisting of property received by Seller with respect to such Rights on or after the Reference Date and prior to such Cut-Off Date from each of the Funds in respect of such Rights. Except as set forth and described on Attachment 4 attached hereto, there have been no distributions received by Seller with respect to such Rights on or after the Reference Date and prior to such Cut-Off Date and, (to the extent known to Seller, Seller will disclose to Buyer any distributions that have been declared by a

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Fund whose Right is being purchased by Buyer at such Closing but not yet received by Seller; Buyer will be entitled to any such distributions received after such Closing).

4.            As of the Closing Date for such Closing, Seller does not directly, or indirectly through one or more intermediaries, control any Fund or is controlled by any Fund whose Rights are subject to such Closing. As of the Closing Date for such Closing, with respect to the Fund, if any, designated with an asterisk on Attachment 3 hereto, Seller and one of the members of the general partner thereof are under common control. As of the Closing Date for such Closing, except with respect to the Fund, if any, designated with two asterisks on Attachment 3 hereto, Seller was the original purchaser of each Right from each Fund and has been the legal and beneficial owner of each Right since the date of such purchase through such Closing Date. For purposes of this paragraph 5, “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

5.            Seller has not, as of the Closing Date for such Closing with respect to the Rights subject to such Closing, (i) materially amended, canceled or terminated any Fund Document or entered into any new Fund Document other than as may be set forth in Attachment 1 hereto and (ii) other than as set forth in Attachment 1 hereto, waived, amended, canceled, terminated, exercised or failed to exercise any material contractual rights pertaining to such Rights.

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Attachment 3

Fund Information Schedule

To be supplied on applicable Cut-Off Date

	1	2	3	4	5
Fund	Date of	Capital	Capital	10/24/05	12/31/04
	Purchase	Commitment	Contributions	Unfunded Commitments	Capital Balance

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Attachment 4

Distribution Schedule

To be supplied on applicable Cut-Off Date

	1	2	3	4
Fund	Distribution	Amount of	Form of	Stock Distributed
	Date	Distribution	Distribution

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Schedule D – Funding Agreement

FUNDING AGREEMENT

This Funding Agreement (this “Agreement”) is entered into as of _____________, 2005 by and between Phoenix Life Insurance Company, a New York corporation (“Phoenix”), and Edgemere Capital, LLC, a Delaware limited liability company (“Edgemere”).

Pursuant to a Purchase Agreement, dated as of October __, 2005 (the “Purchase Agreement”), by and between Phoenix, as seller, and Edgemere, as buyer, Phoenix is selling, and Edgemere is buying certain Interests in respect of certain Funds identified in the Purchase Agreement (as such capitalized terms, and other capitalized terms used herein and not defined herein, are defined therein).

In connection with such purchase, Edgemere has requested and Phoenix has agreed to provide credit support to Edgemere in order to assist Edgemere in meeting its obligations to fund all capital calls, including all Management Fees in respect of such Interests, due on or after the Closing Date; provided, however, that the maximum amount which Phoenix shall be obligated to advance hereunder shall not exceed the aggregate amount of the Unfunded Commitments (the “Obligations”), on the terms and conditions herein provided.

Edgemere agrees that it will not request payment from Phoenix hereunder unless and until it has amounts on deposit in an account (the “Capital Reserve Account”) that are unavailable for any reason to satisfy on a timely basis the aforesaid capital calls and payment of Management Fees, which account will be established, and transfers and deposits will be restricted, in accordance with certain loan facilities (the “Loan Facilities”) with _________________ (the “Term Lender”), the proceeds of which will be used, in part, by Edgemere to acquire the Interests.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

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ARTICLE I

FUNDING

1.1.        Payment of Obligations.         Promptly, upon receipt of written request of Edgemere, or upon an event of default by Edgemere under the Loan Facilities, upon receipt of written request of the Term Lender, to fund an Obligation, together with a copy of the bill, statement, or other demand from the Fund requesting payment thereof, Phoenix unconditionally and irrevocably agrees to pay such Obligation directly to such Fund on behalf of Edgemere when and as due without set-off or reduction. The foregoing direction for the payment of advances hereunder shall not be modified or revoked without the prior written consent of both parties hereto.

1.2.        Waivers. Phoenix hereby approves the provisions of the Fund Documents, and waives notice of (i) any amendment or extension of the Fund Documents or the Loan Facilities, (ii) the execution and delivery by Edgemere of any other documents arising under the Fund Documents or the Loan Facilities, (iii) the occurrence of any breach of any covenants, representations or warranty by a Fund or an event of default under any of the Fund Documents or the Loan Facilities, or (iv) any other action at any time taken or omitted by Edgemere under, and in accordance with, the terms of the Fund Documents or the Loan Facilities

1.3.        Payment of Expenses. Phoenix agrees, as the principal obligor and not as a surety only, to pay to Edgemere, on demand, all costs and expenses paid or incurred by Edgemere (including the reasonable fees and expenses of Edgemere’s counsel) in connection with the enforcement of any provision of this Agreement following a breach by Phoenix hereunder. The covenant contained in this paragraph shall survive the payment and performance of the Obligations.

1.4.        Fund. The term “Fund” as used herein shall include any new or successor association, partnership (general or limited), liability company, joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale or transfer of the Fund or its assets as constituted on the date hereof.

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1.5          Return of Advance.   If a Fund returns to Edgemere any advance made by Phoenix made hereunder to satisfy a capital call of such Fund, Edgemere shall pay over to Phoenix the amount returned as soon as practicable.

1.6          Failure to Fund. If Phoenix fails to fully comply with its obligations pursuant to Section 1.1 above, Edgemere shall be entitled to set-off against any amounts due from Edgemere to Phoenix hereunder any and all portions of the Obligations which Phoenix has failed to pay.

EVENTS AND CIRCUMSTANCES NOT REDUCING

OR DISCHARGING PHOENIX'S OBLIGATIONS

Except as set forth in Article I hereof, Phoenix hereby agrees that its obligations under this Agreement shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and, except as set forth in Article I hereof, waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Phoenix might otherwise have as a result of or in connection with any of the following:

2.1.       Modifications. Any renewal, extension, increase, modification, amendment or alteration of all or any part of the Obligations or the Fund Documents or any failure to notify Phoenix of any such action.

2.2.       Condition of Phoenix or Edgemere. The insolvency, bankruptcy arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of either Phoenix or Edgemere or any other party at any time liable for the payment of all or part of the Obligations; or any dissolution of either Phoenix or Edgemere, or any sale, lease or transfer of any or all of the assets of Phoenix, or any changes in the officers, directors, shareholders, partners or members of Phoenix or Edgemere, or any reorganization of either Phoenix or Edgemere.

2.3.       Sole Liability. It is hereby recognized, acknowledged and agreed by Phoenix that Phoenix may be required to pay the Obligations in full without assistance or support of any other party, and Phoenix has not been induced to enter into this Agreement on the basis of a

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contemplation, belief, understanding or agreement that other parties (other than Edgemere) will be liable to pay the Obligations, or that Edgemere will look to parties (other than Phoenix) to pay the Obligations.

2.4.       Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, by Edgemere for all or any part of the Obligations.

2.5.       Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any property or assets of any Fund.

2.6.       Unenforceability. The fact that any covenant, collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the advance made by Phoenix on behalf of Edgemere in respect of the Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Phoenix that it is not entitled to any set-off by reason of the foregoing against its covenant to pay the Obligations.

2.7.       Merger. The reorganization, merger or consolidation of Edgemere into or with any other corporation or entity.

2.8.       Preference. Any payment by Edgemere to a Fund which is held to constitute a preference under bankruptcy laws, or for any reason a Fund is required to refund such payment or pay such amount to Edgemere or a third party. Any such disgorgement by a Fund shall serve to automatically reinstate Phoenix’s obligations hereunder to fund any of such Obligations which shall then remain in full force and effect hereunder until paid.

2.9        Liquidity.        Any failure of Edgemere to maintain funds sufficient to meet all, or any part of, the Obligations, notwithstanding that Edgemere hereby agrees to use commercially reasonable efforts to do so.

REPRESENTATIONS AND WARRANTIES

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Phoenix, as of the date hereof, represents and warrants to Edgemere as follows:

3.1.1.   Familiarity and Reliance. Phoenix is familiar with, and has independently reviewed the books and records regarding, the financial condition of each Fund; however, Phoenix is not relying on such financial condition as an inducement to enter into this Agreement.

3.1.2.   No Representation By Edgemere. Neither Edgemere nor any other party has made any representation, warranty or statement to Phoenix in order to induce Phoenix to execute this Agreement.

3.1.3.   Phoenix’s Financial Condition. As of the date hereof, and after giving effect to this Agreement and the contingent obligation evidenced hereby, Phoenix is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities. Phoenix is not, and has never been, a debtor in any foreign, state or federal bankruptcy, reorganization or other insolvency proceeding and has never made an assignment for the benefit of creditors. Phoenix knows of no fact or pending or threatened claim or litigation that might result in the insolvency or bankruptcy of Phoenix.

3.1.4.   Legality. Phoenix is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has full corporate power and legal right to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement have been and remain duly authorized by all necessary corporate action and do not contravene any provision of its constitutional documents or any law, regulation or contractual restriction binding on it or its assets. The execution, delivery and performance by Phoenix of this Agreement and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Phoenix is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Phoenix is a party or which may be applicable to Phoenix. This Agreement is a legal and binding obligation of Phoenix and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating

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to the enforcement of creditors’ rights. Phoenix has no off-set, defense, counterclaim or right to recission with respect to this Agreement. Phoenix has the legal capacity to enter into this Agreement.

3.1.5.    Judgments, Decree or Order. There is no judgment, decree or order of any court or governmental or administrative agency or instrumentality which has been issued against Phoenix, which has or may have any material adverse effect on the business or condition of Phoenix. There is no claim, action, suit or proceeding or investigation, pending or, to the best of Phoenix’s knowledge, threatened affecting Phoenix, or before or by any foreign, federal, state, municipal or other governmental department, commission, board, bureau or agency, which either in any one instance or in the aggregate, may result in any material adverse change in the business, operations or condition, financial or otherwise, of Phoenix, or in any material impairment of the right or ability of Phoenix, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Phoenix contemplated in this Agreement, or which would be likely to impair materially the ability of Phoenix to perform under the terms of this Agreement.

Edgemere, as of the date hereof, represents and warrants to Phoenix as follows:

3.2.1      Existence. Edgemere is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.

3.2.2.     Execution and Effect of Agreement. Edgemere has the requisite organizational power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement by Edgemere have been duly authorized by all necessary organizational actions of Edgemere, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary actions of Edgemere. This Agreement constitutes a legal, valid and binding obligation of Edgemere, enforceable against Edgemere in accordance with its terms. All consents, approvals, authorizations and orders of, or other action by or filings with, any person necessary for the due and valid execution, delivery and performance by Edgemere of this Agreement have been obtained, taken or made.

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3.2.3.     Restrictions. The execution, delivery and performance by Edgemere of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a material breach of any term or provision of, or constitute a material default or violation under, the organizational documents of Edgemere, any material agreement to which Edgemere is a party or by which Edgemere is affected, or any statute, or any order, rule, regulation, writ, injunction or decree of any court or government authority having jurisdiction over Edgemere.

3.2.4.     No Lawsuits. There is no lawsuit, proceeding or investigation pending or, to the knowledge of Edgemere, threatened against Edgemere that would prevent or delay Edgemere’s consummation of the transaction contemplated hereby.

3.2.5.     Bankruptcy. Edgemere is not the subject of a voluntary or involuntary petition for relief under the United States Bankruptcy Code and is not a named defendant in any federal or state court action wherein the relief requested or sought includes a receivership, assignment for benefit of creditors, or other liquidating procedure. Edgemere has no intention of filing any bankruptcy proceeding for protection from its creditors.

ARTICLE IV

COMPENSATION AND REIMBURSEMENT

Phoenix shall be entitled to compensation for its covenants hereunder, as follows:

4.1.        Annual Fee.    Phoenix shall be entitled to an annual fee of $100,000, payable on the date hereof and on each annual anniversary thereof. In the event that this Agreement shall terminate prior to an anniversary date hereof, such fee shall be pro-rated for the number of full calendar months during the year in which the Agreement is terminated, and Phoenix shall promptly refund to Edgemere any balance. No interest will accrue or be payable with respect to any advances made by Phoenix hereunder.

4.2.         Reimbursement.         All advances made by Phoenix hereunder shall be reimbursed by Edgemere as provided for in the agreements referred to in Section 6(h) of the Purchase Agreement, dated as of the date hereof, between Phoenix and Edgemere. The

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Obligation to reimburse Phoenix for such advances shall survive the expiration of this Agreement. Edgemere agrees to enter into such additional agreements as Phoenix may reasonably request in order to evidence the aforesaid reimbursement obligation of Edgemere.

ARTICLE V

MISCELLANEOUS

5.1.       Waiver. No failure to exercise, and no delay in exercising, on the part of Edgemere, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Edgemere hereunder shall be in addition to all other rights provided at law, in equity, by statute (or regulation) or otherwise. No modification or waiver of any provision of this Agreement, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

5.2.       Notices. Any notice, demand, statement, request or consent made hereunder shall be in writing and shall be deemed to be received by the addressee only upon actual receipt at the address, as set forth below, of the party to whom such notice is to be given, or to such other address as either party shall in like manner designate in writing. The addresses of the parties hereto are as follows:

5.3.        Termination. This agreement shall terminate automatically upon the final payment in full of the Obligations relating to capital calls in respect of Unfunded Commitments existing on each Closing Date, but in no event shall the term hereof extend beyond the last day of the latest of all investment periods of all of the Funds.

5.4.       Invalid Provisions. If any provisions of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this

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Agreement, shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, unless such continued effectiveness of this Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

5.5.       Amendments. This Agreement may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.

5.6.       Parties Bound; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Phoenix may not, without the prior written consent of Edgemere and the Term Lender, assign any of its rights, powers, duties or obligations hereunder. This Agreement is intended for the benefit of the parties hereto and the Term Lender and no other person or entity. Accordingly, no person or entity (other than Edgemere and the Term Lender) shall be entitled to claim any rights hereunder as a third party beneficiary or otherwise. Edgemere may not assign its rights hereunder to any person (other than to (i) an affiliate of Edgemere which has agreed in writing to assume its pro-rata share of the fees and reimbursement obligations hereunder and (ii) the Term Lender for collateral security purposes in connection with Edgemere’s obtaining financing (the entities referred to in items (i) and (ii) shall collectively be referred to as “Permitted Assignees” )) without the prior written consent of Phoenix. Any transfer by Edgemere of any Interest (other than to Permitted Assignees hereunder) will not carry with it any rights of Edgemere hereunder unless Phoenix shall otherwise agree in writing.

5.7.       Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

5.8.       Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Agreement and shall be considered prima facie evidence of the facts and documents referred to therein.

5.9.       Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature

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of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and may thereafter be attached to another counterpart identical thereto except having attached to it additional signature pages.

5.10.     Rights and Remedies. The exercise by Edgemere of any right or remedy hereunder or under any other instrument, or at law, in equity, by statute (or regulation) or otherwise, shall not preclude the statute (or regulation) or otherwise, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

5.11.    Entirety. THIS AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT OF PHOENIX AND EDGEMERE WITH RESPECT TO PHOENIX’S AGREEMENT TO FUND THE OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. NO COURSE OF DEALING BETWEEN PHOENIX AND EDGEMERE, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS AGREEMENT. THERE ARE NO ORAL AGREEMENTS BETWEEN PHOENIX AND EDGEMERE RELATING TO THE SUBJECT MATTER HEREOF.

5.12.	Governing Law; Submission to Jurisdiction.

THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK AND ITS VALIDITY, CONSTRUCTION AND EFFECT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS WHOLLY PERFORMED

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THEREIN. THE VENUE FOR ANY AMOUNT, SUIT OR PROCEEDING ARISING FROM OR BASED UPON THIS AGREEMENT SHALL BE THE APPROPRIATE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK. ACCORDINGLY, PHOENIX AGREES THAT ANY ACTION, SUIT OR PROCEEDING ARISING FROM OR BASED ON THIS AGREEMENT SHALL BE COMMENCED IN AND DETERMINED BY THOSE APPROPRIATE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK AND WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDINGS BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT SUCH PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT WITH RESPECT TO SUCH PROCEEDINGS THAT SUCH COURT DOES NOT HAVE ANY JURISDICTION OVER IT.

PHOENIX IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE COURTS REFERENCED IN SECTION 5.12(a) HEREOF IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO PHOENIX’S ADDRESS SET FORTH BELOW. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF EITHER PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE OTHER PARTY IN ANY OTHER JURISDICTION.

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EXECUTED as of the day and year first above written.

WITNESS/ATTEST:	PHOENIX LIFE INSURANCE COMPANY

____________________________	By: ____________________________
Name:
Title:

EDGEMERE CAPITAL, LLC

____________________________	By: ____________________________
Name:
Title:

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Schedule E – Seller’s Wiring Instructions

JP Morgan Chase

New York, NY

ABA 021 000 021

Account Name: PHL General Account

DDA 9102633030

Reference: G05837, Phoenix Life Insurance

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